Exhibit 99.2

Greenland Technologies Prices $7.0 Million Underwritten
Public Offering of Ordinary Shares

EAST WINDSOR, N.J., June 28, 2021 – Greenland Technologies Holding Corporation (NASDAQ: GTEC) (“Greenland” or the “Company”), a technology developer and manufacturer of electric industrial vehicles and drivetrain systems for material handling machineries and vehicles, today announced the pricing of an underwritten public offering with gross proceeds to the Company expected to be approximately $7.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The public offering equates to 857,844 of the Company’s ordinary shares at a price of $8.16 per share. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes. The closing of the offering is expected to occur on June 30, 2021, subject to customary closing conditions.

The Company has also granted the underwriter a 45-day option to purchase up to an additional 15% of the number of ordinary shares offered in the public offering to cover over-allotments, if any, which would increase the total gross proceeds of the offering to approximately $8.0 million, if the over-allotment option is exercised in full.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-256509) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 7, 2021. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Greenland Technologies Holding Corporation

Greenland Technologies Holding Corporation (NASDAQ: GTEC) is a developer and a manufacturer of drivetrain systems for material handling machineries and electric vehicles, as well as electric industrial vehicles. For more information visit www.gtec-tech.com.

Forward-Looking Statements

This press release contains statements that may constitute “forward-looking statements.” Such statements reflect Greenland’s current views with respect to future events and are subject to such risks and uncertainties, many of which are beyond the control of Greenland, including those set forth in the Risk Factors section of Greenland’s Annual Report on Form 10-K and Definitive Proxy Statement on Schedule 14A filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Greenland’s ability to complete the offering, its intended use of proceeds, Greenland’s expectations with respect to future performance. In addition, there is uncertainty about the further spread of the COVID-19 virus or the occurrence of another wave of cases and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Greenland does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

For more information, please contact:

In China:

The Blueshirt Group	The Blueshirt Group
Ms. Feifei Shen	Ms. Miranda Tian
Phone: +86 13466566136	Phone: +86 135-2551-1189
Email: feifei@blueshirtgroup.com	Email: miranda@blueshirtgroup.com

In the United States:

The Blueshirt Group	Global IR Partners
Ms. Julia Qian	Mr. David Pasquale
Phone: +1 973-619-3227	Phone: +1-914-337-8801
Email: Julia@blueshirtgroup.com	Email: GTEC@globalirpartners.com